Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Investor Relations

Irelations@buckeye.com

(800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS 2012 FIRST QUARTER EARNINGS RESULTS AND DECLARES CASH DISTRIBUTION

HOUSTON, May 4, 2012 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported net income attributable to Buckeye’s unitholders for the first quarter of 2012 of $52.0 million, or $0.54 per diluted unit, compared to net income attributable to Buckeye’s unitholders for the first quarter of 2011 of $66.5 million, or $0.79 per diluted unit. Buckeye’s Adjusted EBITDA (as defined below) for the first quarter of 2012 was $115.0 million compared with Adjusted EBITDA of $122.2 million for the first quarter of 2011. Operating income for the first quarter of 2012 was $80.4 million compared to $92.6 million for the first quarter of 2011. Buckeye also incurred $3.7 million in transition expenses during the first quarter of 2012 related to acquisition and integration activities. This compares to $1.8 million in transition expenses incurred during the first quarter of 2011.

“The first quarter of 2012 was challenging for Buckeye as the mild winter and softness in demand for refined products, combined with the short-term negative impact of our Energy Services segment exiting its Midwest positions, adversely affected our financial performance,” stated Clark C. Smith, President and Chief Executive Officer. “During the quarter, we saw year over year heating oil pipeline volumes decline 32%, impacting results in our Pipelines & Terminals and Energy Services segments. Additionally, our Energy Services segment executed its previously announced strategy of reducing refined product inventories in the Midwest to mitigate basis pricing risk following the extreme volatility experienced in late 2011 and into 2012. This strategy, which should reduce exposure to market volatility in the future, generated losses in the first quarter on product inventory sold.”

Mr. Smith continued, “While we are disappointed with our financial performance for the quarter, we are pleased with the significant progress made in 2012 toward positioning Buckeye to take advantage of changing supply/demand dynamics for crude oil and liquid petroleum products.” In April, Buckeye entered into an agreement with a major customer for a significant crude oil storage transaction at its BORCO facility in The Bahamas. This long-term contract will support the construction of an additional 1.2 million barrels of crude oil storage capacity, which Buckeye expects to be operational in the third quarter of 2013. This additional capacity is incremental to the previously announced 3.5 million barrel phase one expansion at BORCO. “We are seeing strong customer demand for crude oil capacity at BORCO as new sources of crude oil begin production, expanding the need for segregated storage and custom blending services,” noted Mr. Smith.

As previously announced in February, Buckeye reached an agreement with Chevron U.S.A. Inc. to acquire a marine terminal facility for liquid petroleum products in New York Harbor, allowing Buckeye to play an integral role in connecting waterborne imports with end-destination markets through its inland pipeline and terminal networks, while also creating a link between Buckeye’s inland pipelines and terminals and BORCO. “Our growth strategy for integrating our assets across the global product logistics chain continues to advance,” added Mr. Smith. This transaction is now expected to close late in the second quarter or early in the third quarter of 2012.

Buckeye also announced today that its general partner declared a cash distribution of $1.0375 per limited partner (“LP”) unit for the quarter ended March 31, 2012. Class B unitholders will not receive a distribution of cash, but instead will be issued additional Class B units pursuant to Buckeye’s partnership agreement. The distribution will be payable on May 31, 2012 to unitholders of record on May 14, 2012. This cash distribution represents a 3.75% percent increase over the $1.00 per LP unit distribution declared for the first quarter of 2011. Buckeye has paid cash distributions in each quarter since its formation in 1986.

Buckeye will host a conference call with members of executive management today, May 4, 2012, at 11:00 a.m. Eastern Time. To access the live Webcast of the call, go to http://investor.shareholder.com/media/eventdetail.cfm?eventid=112129&CompanyID=AMDA-QJUY2&e=1&mediaKey=D17492E652916DA0EAD3A8A9634A6324 10 minutes prior to its start. Interested parties may participate in the call by dialing 877-870-9226. A replay will be archived and available at this link until June 5, 2012, and the replay also may be accessed by dialing 800-585-8367 and entering conference ID 71547904.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership that owns and operates one of the largest independent liquid petroleum products pipeline systems in the United States in terms of volumes delivered, with over 6,000 miles of pipeline. Buckeye also owns approximately 100 liquid petroleum products terminals with aggregate storage capacity of approximately 64 million barrels, operates and/or maintains approximately 2,800 miles of pipeline under agreements with major oil and chemical companies, owns a high-performance natural gas storage facility in Northern California, and markets liquid petroleum products in certain regions served by its pipeline and terminal operations. Buckeye’s flagship marine terminal in The Bahamas, BORCO, is one of the largest crude oil and petroleum products storage facilities in the world, serving the international markets as a premier global logistics hub. More information concerning Buckeye can be found at www.buckeye.com.

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Adjusted EBITDA and distributable cash flow are measures not defined by GAAP. Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities. Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders. EBITDA, another measure not defined under GAAP, is defined as net income attributable to Buckeye’s unitholders before interest and debt expense, income taxes and depreciation and amortization. Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited, to depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income.

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This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of refined petroleum products and the value of natural gas storage services, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies, (x) an unfavorable outcome with respect to the order issued by the Federal Energy Regulatory Commission (“FERC”) on March 30, 2012 regarding the methodology used by Buckeye Pipe Line Company, L.P. to set tariff rates on its pipeline system and related proceedings before FERC, and (xi) the acquisition of the Perth Amboy terminal in New York Harbor may not be consummated. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
Product sales	$1,027,888	$1,037,556
Transportation and other services	231,551	214,980

Total revenue	1,259,439	1,252,536

Costs and expenses:
Cost of product sales and natural gas storage services	1,031,485	1,037,962
Operating expenses	97,555	80,264
Depreciation and amortization	33,027	26,241
General and administrative	16,975	15,506

Total costs and expenses	1,179,042	1,159,973

Operating income	80,397	92,563

Other income (expense):
Earnings from equity investments	1,949	3,347
Interest and debt expense	(28,810)	(28,497)
Other income (expense)	(69)	400

Total other expense, net	(26,930)	(24,750)

Net income	53,467	67,813
Less: Net income attributable to noncontrolling interests	(1,508)	(1,320)

Net income attributable to Buckeye Partners, L.P.	$51,959	$66,493

Earnings per unit:
Basic	$0.55	$0.79

Diluted	$0.54	$0.79

Weighted average units outstanding:
Basic	95,229	83,669

Diluted	95,558	83,954

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
Pipelines & Terminals	$165,928	$144,206
International Operations	50,235	45,075
Natural Gas Storage	10,211	19,604
Energy Services	1,030,426	1,051,312
Development & Logistics	12,465	9,591
Intersegment	(9,826)	(17,252)

Total revenue	$1,259,439	$1,252,536

Total costs and expenses: (1)
Pipelines & Terminals	$96,693	$72,879
International Operations	29,389	26,346
Natural Gas Storage	14,477	20,004
Energy Services	1,038,205	1,050,045
Development & Logistics	10,104	7,951
Intersegment	(9,826)	(17,252)

Total costs and expenses	$1,179,042	$1,159,973

Depreciation and amortization:
Pipelines & Terminals	$15,785	$12,561
International Operations	13,516	10,395
Natural Gas Storage	1,876	1,716
Energy Services	1,356	1,235
Development & Logistics	494	334

Total depreciation and amortization	$33,027	$26,241

Operating income (loss):
Pipelines & Terminals	$69,235	$71,327
International Operations	20,846	18,729
Natural Gas Storage	(4,266)	(400)
Energy Services	(7,779)	1,267
Development & Logistics	2,361	1,640

Total operating income	$80,397	$92,563

Adjusted EBITDA:
Pipelines & Terminals	$88,232	$90,120
International Operations	31,666	25,507
Natural Gas Storage	(1,268)	2,452
Energy Services	(6,172)	2,759
Development & Logistics	2,529	1,401

Adjusted EBITDA	$114,987	$122,239

Capital additions: (2)
Pipelines & Terminals	$37,397	$14,629
International Operations	34,993	21,703
Natural Gas Storage	1,526	1,482
Energy Services	284	176
Development & Logistics	113	43

Total capital additions	$74,313	$38,033

Summary of capital additions: (2)
Maintenance capital expenditures	$13,110	$7,473
Expansion and cost reduction	61,203	30,560

Total capital additions	$74,313	$38,033

	March 31, 2012	December 31, 2011
Key Balance Sheet information:
Cash and cash equivalents	$15,059	$12,986
Long-term debt, total (3)	2,249,741	2,393,574

(1)	Includes depreciation and amortization.
(2)	Amounts exclude accruals for capital expenditures.
(3)	Includes long-term debt portion of Buckeye Partners L.P. Credit Facility of $180.0 million and $324.0 million as of March 31, 2012 and December 31, 2011, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA—Continued

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	653.6	602.9
Jet fuel	332.5	326.5
Middle distillates (1)	339.1	351.1
Other products (2)	20.5	22.5

Total pipelines throughput	1,345.7	1,303.0

Terminals:
Products throughput (3)	852.3	535.5

Pipeline Average Tariff (cents/bbl)	78.5	73.6

Energy Services (in millions of gallons):
Sales volumes	344.8	381.5

(1)	Includes diesel fuel, heating oil, kerosene, and other middle distillates.
(2)	Includes liquefied petroleum gas.
(3)	Amounts for 2012 include throughput volumes at terminals acquired from BP Products North America Inc. and its affiliates and ExxonMobil Corporation on June 1, 2011 and July 19, 2011, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except coverage ratio)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Net income	$53,467	$67,813
Less: Net income attributable to noncontrolling interests	(1,508)	(1,320)

Net income attributable to Buckeye Partners, L.P.	51,959	66,493
Add: Interest and debt expense	28,810	28,497
Income tax expense (benefit)	337	(176)
Depreciation and amortization	33,027	26,241
Non-cash deferred lease expense	975	1,030
Non-cash unit-based compensation expense	2,627	2,086
Less: Amortization of unfavorable storage contracts (1)	(2,748)	(1,932)

Adjusted EBITDA	$114,987	$122,239

Less: Interest and debt expense, excluding amortization of deferred financing costs and debt discounts	(27,917)	(27,393)
Income tax expense (benefit)	(337)	176
Maintenance capital expenditures	(13,110)	(7,473)

Distributable cash flow	$73,623	$87,549

Distributions for Coverage Ratio (2)	$94,197	$80,630

Coverage Ratio	0.78	1.09

(1)	Represents the amortization of the negative fair values allocated to certain unfavorable storage contracts acquired in connection with the BORCO acquisition.
(2)	Represents cash distributions declared for limited partner units (“LP units”) outstanding as of each respective period. Amount for 2012 reflects estimated cash distributions for LP units for the quarter ended March 31, 2012. Distributions with respect to the 7,445,999 Class B units expected to be outstanding on the record date for the quarter ended March 31, 2012 are paid in additional Class B units rather than in cash.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations—Continued

(In thousands, except coverage ratio)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Adjusted EBITDA (adjusted for transition costs):
Adjusted EBITDA (as reported)	$114,987	$122,239
Add: Transition costs	3,690	1,753

Adjusted EBITDA (adjusted for transition costs)	$118,677	$123,992

Distributable Cash Flow (adjusted for transition costs):
Distributable cash flow (as reported)	73,623	87,549
Add: Transition costs	3,690	1,753

Distributable cash flow (adjusted for transition costs)	$77,313	$89,302

Coverage Ratio (adjusted for transition costs)	0.82	1.11